Exhibit 10.21

Execution Version

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Dated 11 March 2025

AMENDMENT TO THE TERM LOAN FACILITY

LEONARDO SIX, LTD.

as Borrower

and

NCL CORPORATION LTD.

as Guarantor

and

NCL INTERNATIONAL, LTD.

as Shareholder

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

and

NCL (BAHAMAS) LTD.

as Charterer

and

BNP PARIBAS

as Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as SACE Agent

and

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

as Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a facility agreement originally dated 19 December 2018
(as amended and amended and restated from time to time)

in respect of the part financing of Hull No. [*].

Index

ClausePage

1 Definitions and Interpretation2

2 Conditions Precedent3

3 Representations4

4 Amendments to Facility Agreement and other Finance Documents4

5 Indemnity8

6 Further Assurance8

7 Costs, Expenses and Fees8

8 Notices8

9 Counterparts9

10 Signing Electronically9

11 Governing Law9

12 Enforcement9

Schedules

Schedule 1 Conditions Precedent10

Schedule 2 Form of Effective Date Certificate11

Execution

Execution Pages12

THIS AGREEMENT is made on 11 March 2025

Parties
(1)	LEONARDO SIX, LTD., an exempted company incorporated under the laws of Bermuda whose registered office is at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda as borrower (the "Borrower")
(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda (the "Guarantor")
(3)	NCL INTERNATIONAL, LTD., an exempted company incorporated under the laws of Bermuda and having its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda (the "Shareholder")
(4)	NORWEGIAN CRUISE LINE HOLDINGS LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda (the "Holding")
(5)	NCL (BAHAMAS) LTD., an exempted company incorporated in Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda as bareboat charterer (the "Charterer")
(6)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, , a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as SACE agent (the "SACE Agent")
(7)	BNP PARIBAS, a French société anonyme having its registered office located at 16 Boulevard des Italiens, 75009 Paris registered under number 662 042 449 at the Registre du Commerce et des Sociétés of Paris, France as facility agent (the "Agent")
(8)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED, private limited company incorporated in England with company number 06447555 and having its registered office at 8 Canada Square, London, E14 5HQ as security trustee (the "Security Trustee")
Background
(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrower a facility of (originally) of up to €663,900,414.94 and the amount of the SACE Premium for the purpose of assisting the Borrower in financing:
(i)	the payment or reimbursement under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount; and
(ii)	reimbursement to the Borrower of 100% of the First Instalment of the SACE Premium paid by it to SACE and payment to SACE of 100% of the Second Instalment of the SACE Premium (as defined therein).
(B)	As part of a corporate restructuring of the Group, the Borrower will charter the Ship pursuant to the Bareboat Charter to the Charterer. The Borrower and the Charterer will assign their respective rights under the Bareboat Charter and any Insurances to the Security Trustee.

(C)	The Charterer will act as Approved Manager of the Ship.
(D)	The Parties have agreed to amend and supplement the Facility Agreement as set out in this Agreement for the purposes of, inter alia, documenting the consequential amendments to be made to the Facility Agreement in connection with the entry into the Bareboat Charter by the Borrower and the Charterer.
(E)	The Majority Lenders have consented to the amendments to the Facility Agreement contemplated by this Agreement. Accordingly, the Agent is authorised to execute this Agreement on behalf of the Creditor Parties.
Operative Provisions
1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and supplemented by this Agreement.

"Bareboat Charter" means the bareboat charter agreement to be executed on the Delivery Date by the Borrower as owner and the Charterer as bareboat charterer.
"Effective Date" means the date on which the Agent notifies the Borrower, the other Creditor Parties and SACE as to the satisfaction of the conditions precedent as provided in Clause 2 (Conditions Precedent).
"Facility Agreement" means the loan agreement dated 19 December 2018 (as amended, amended and restated and supplemented from time to time prior to the date of this Agreement) and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers, (iv) the Facility Agent and the SACE Agent and (v) the Security Trustee.
"Obligors" means the Borrower, the Guarantor, the Charterer, the Holding and the Shareholder.
"Party" means a party to this Agreement.
"Relevant Documents" means this Agreement and the Tripartite General Assignment.
"SACE" means SACE S.p.A., an Italian joint stock company (società per azioni) with a sole shareholder, whose registered office is located at Piazza Poli 37/42, 00187 Rome, Italy and registered with the Companies Registry of Rome under number 05804521002.
"Tripartite General Assignment" means the general assignment entered into on the Delivery Date and made between the Borrower as owner, the Charterer as bareboat charterer and the Security Trustee.

1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the Effective Date, the Amended Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.5	Third party rights
(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement other than SACE, who may enforce or enjoy the benefit of and rely on the provisions of this Agreement and the Amended Facility Agreement subject to the provisions of the Third Parties Act.
(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE) is not required to rescind or vary this Agreement at any time.
(c)	For the avoidance of doubt and in accordance with clause 36.4 (Third party rights) of the Facility Agreement, nothing in this Clause 1.5 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.
2	Conditions Precedent
2.1	The Effective Date cannot occur unless:
(a)	the Agent has received (or on the instructions of the Majority Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent;
(b)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, the representations and warranties contained in Clause 3 (Representations) are true and correct on, and as of, each such time as if each was made with respect to the facts and circumstances existing at such time;
(c)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, no Event of Default, event or circumstance specified in clause 18 (Events of Default) of the Facility Agreement which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, event resulting in mandatory prepayment of the Loan pursuant to clause 16.3 (Mandatory prepayment – Sale and Total Loss) and clause 16.4 (Mandatory prepayment – SACE Insurance Policy) of the Facility Agreement shall have occurred and be continuing or would result from the amendment of the Facility Agreement pursuant to this Agreement; and

(d)	the Agent is satisfied that the Effective Date can occur and has not provided any instructions to the contrary informing the Parties that the Effective Date cannot occur.
2.2	Upon fulfilment or waiver of the conditions set out in Clause 2.1 above, the Agent shall provide the Borrower and the Creditor Parties and SACE with a copy of the executed certificate in the form set out in Schedule 2 (Form of Effective Date Certificate) confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.
2.3	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent provides the certificate described in Clause 2.2 above, the Creditor Parties authorise (but do not require) the Agent to execute and provide such certificate. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such certificate.
3	Representations
3.1	Facility Agreement representations

On the date of this Agreement and on the Effective Date, each Obligor that is a party to the Facility Agreement makes each of the representations and warranties as set out in clause 11 (Representations and warranties) of the Amended Facility Agreement and updated with appropriate modifications to refer to the Relevant Documents.

3.2	Finance Document representations

On the date of this Agreement and on the Effective Date, each Obligor (save for the Holding) makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing.

4	Amendments to Facility Agreement and other Finance Documents
4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	In clause 1.1 (Definitions) of the Facility Agreement, the following definitions shall be added in alphabetical order:
(i)	"Bareboat Charter" means the bareboat charter of the Ship by the Borrower as owner to the Charterer as bareboat charterer, entered into no later than the Delivery Date in a form of draft approved by the Agent before the Delivery Date with such reasonable changes thereto as the Agent may approve from time to time.
(ii)	"Charterer" means NCL (Bahamas) Ltd., an exempted company incorporated in Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM11, Bermuda.
(b)	In clause 1.1 (Definitions) of the Facility Agreement, the following definitions shall be deleted and replaced as follows:

(i)	"Approved Manager" means any of the Borrower, NCL Corporation Ltd., the Charterer or other member of the Group, or any company which is not a member of the Group which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the manager of the Ship.
(ii)	"Approved Manager's Undertaking" means, in the event that the Approved Manager is a company other than the Borrower or the Charterer as bareboat charterer, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Agent, which will include, without limitation, an agreement by the Approved Manager to subordinate its rights against the Ship and the Borrower to the rights of the Secured Parties under the Finance Documents, in the agreed form.
(iii)	"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower, the Agent or the Security Trustee by the Charterer as bareboat charterer and which arise out of the use or operation of the Ship, including (but not limited to):
(A)	all freight, hire, fare and passage moneys, compensation payable to the Borrower, the Agent or the Security Trustee (as the case may be) in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;
(B)	all moneys which are at any time payable under Insurances in respect of loss of earnings;
(C)	all moneys which are at any time payable to the Borrower in respect of the general average contribution; and
(D)	if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.
(iv)	"General Assignment" means an assignment of, inter alia, any Management Agreement, the Earnings, the Insurances, any charter and any Requisition Compensation, executed or to be executed by the Borrower and/or the Charterer as charterer.
(v)	"Management Agreement" means the management agreement (if any) entered or to be entered into between the Borrower or the Charterer (as disponent owner) and an Approved Manager which is not a member of the Group, with respect to the Ship on terms reasonably acceptable to the Majority Lenders and SACE.
(vi)	"Obligors" means the Borrower, the Guarantor, the Shareholder, the Charterer and (in the event that the Approved Manager is a member of the Group) the Approved Manager.
(c)	Paragraph (d) of clause 3.11 (At delivery) shall be deleted and replaced as follows:

"(d) a Certified Copy of any executed Management Agreement, any Bareboat Charter and any related security pursuant to paragraph (b) of Clause 13.1 (Pooling of earnings and charters) (if applicable) and any time charterparty in respect of the Ship;"

(d)	Paragraphs (l), (q), (y) and (z) of clause 11.2 (Continuing representations and warranties) shall be deleted and replaced as follows:

"(l) the obligations of the Borrower, the Shareholder, the Charterer and the Guarantor under the Finance Documents rank at least pari passu with all its other present unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law";

"(q) all the shares in the Borrower, the Charterer and all shares or membership interest in any Approved Manager which is a member of the Group shall be legally and beneficially owned directly or indirectly by (in the case of the Borrower) the Shareholder and (in the case of the Charterer and such Approved Manager) the Guarantor and such structure shall remain so throughout the Security Period;"

"(y) no investments made and no payments made, received or to be made by the Borrower, the Shareholder, the Charterer or the Guarantor under this Agreement, the Transaction Documents or any Finance Document have been or shall be funded, whether directly or, to the knowledge of the Borrower, indirectly, out of funds of Illicit Origin or otherwise derived from any activity with a Prohibited Person or in a Prohibited Jurisdiction or which would otherwise cause any Party to be in breach of any Sanctions and none of the sources of funds to be used by the Borrower, the Shareholder, the Charterer or the Guarantor in connection with the Transaction Documents, the construction of the Ship or its business are, whether directly or, to the knowledge of the Borrower, indirectly, of Illicit Origin or derived from any activity with a Prohibited Person or in a Prohibited Jurisdiction;"

"(z) no Prohibited Payment has been or will be received, made or provided, directly or indirectly, by (or on behalf of) the Borrower, the Shareholder, the Charterer or the Guarantor (with respect to the Shareholder, the Charterer and the Guarantor, to the best of the Borrower's knowledge), any of its affiliates or its officers, directors or any other person acting on its behalf to, or for the benefit of, any authority or public or government entity (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority or public or government entity) in connection with the Ship, this Agreement and/or the Finance Documents;"

(e)	Paragraph (b) of Clause 12.4 (Sanctions and Illicit Payments) shall be deleted and replaced as follows:

"(b) No payments made or received by the Borrower, the Shareholder, the Guarantor, the Charterer or any Approved Manager which is a member of the Group under this Agreement or any Finance Document shall be funded directly or, to the knowledge of the Borrower, indirectly out of funds of Illicit Origin or derived from any activity with a Prohibited Person or in a Prohibited Jurisdiction or which would otherwise cause any Party to be in breach of any Sanctions, and none of the sources of funds to be used by the Borrower, the Shareholder, the Guarantor, the Charterer or any Approved Manager which is a member of the Group in connection with the Transaction Documents or the construction of the Ship or its business shall be of directly or, to the knowledge of the Borrower, indirectly Illicit Origin or derived from any activity with a Prohibited Person or in a Prohibited Jurisdiction."

(f)	Clause 12.5 (Prohibited Payments) shall be deleted and replaced as follows:

"No Prohibited Payment shall be received, made or provided, directly or indirectly, by (or on behalf of) the Borrower, the Shareholder, the Guarantor, the Charterer or any of their affiliates, officers, directors or any other person acting on its behalf to, or for the benefit of, any authority or public or government entity (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority or public or government entity) in connection with the Ship, this Agreement and/or the Finance Documents."

(g)	The first paragraph of clause 13.1(b) shall be deleted and replaced as follows:

"(b) any demise or bareboat charter (other than the Bareboat Charter), provided however that such consent shall not be unreasonably withheld in the event that the Borrower wishes to enter into a bareboat charter in a form approved by the Agent with another member of the Group on condition that if so requested by the Agent and without limitation:", and the remaining clauses will be renumbered and all relevant cross references will be updated accordingly.

4.2	Guarantor confirmation

On the Effective Date the Guarantor confirms that:

(a)	its Guarantee extends to the obligations of the Borrower under the Finance Documents as amended and supplemented by this Agreement;
(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Facility Agreement); and
(c)	the Guarantee shall continue to be binding on each of the parties to it and have full force and effect in accordance with its original terms and the amendments to the Finance Documents as amended and supplemented by this Agreement.
4.3	Security confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;
(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which they are a party);
(c)	subject to paragraph (d) below, the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and
(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.

4.4	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement, as amended and supplemented pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);
(b)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;
(c)	the Guarantee and the applicable provisions of this Agreement will be read and construed as one document; and
(d)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.
5	Indemnity
5.1	In consideration of the Creditor Parties, at the request of the Borrower, entering into this Agreement and the transactions contemplated thereby, each Obligor hereby jointly and severally undertakes to indemnify each Creditor Party and keep it indemnified fully at all times against all claims, demands, actions, proceedings, damages, losses, costs and expenses which are made or brought against or incurred by a Creditor Party in consequence of or in connection with:
(a)	that Creditor Party’s participation in or performance of its obligations under this Agreement and the other agreements and transactions contemplated thereby;
(b)	this Agreement or the entry into the Bareboat Charter;
(c)	any steps or actions or any failure to act by an Obligor in respect of any matter connected with or arising out of this Agreement or the entry into the Bareboat Charter (including, without limitation, the payment or non-payment of any Tax, the preparation and filing of any tax return or tax computation or the preparation of any financial statements) or any treatment or determination by any authority or regulator in respect thereof.
6	Further Assurance

Clause 12.20 (Further assurance) of the Amended Facility Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Costs, Expenses and Fees

Clause 10.11 (Transaction Costs) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Notices

Clause 32 (Notices) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

11	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	Enforcement
12.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
12.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)	irrevocably appoints HT Corporate Services Limited, currently of 107 Cheapside, London, EC2V 6DN, UK as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Conditions Precedent
1	Obligors
1.1	In respect of each Obligor:
(a)	A copy of its constitutional documents;
(b)	A copy of a resolution of its board of directors:
(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it shall execute the Relevant Documents to which it is a party; and
(ii)	authorising a specified person or persons to execute the Relevant Documents to which it is a party on its behalf; and
(c)	A copy of its power of attorney authorising a specified person or persons to execute the Relevant Documents to which it is a party.
2	Legal opinions
2.1	A legal opinion of Watson Farley & Williams LLP, legal advisers to the Agent (acting on behalf of the Lenders) and SACE in England, substantially in the form and substance satisfactory to the Lenders.
2.2	A legal opinion of Conyers Dill & Pearman Limited, legal advisers to the Agent (acting on behalf of the Lenders) and SACE in Bermuda, substantially in the form and substance satisfactory to the Lenders.
3	Other documents and evidence
3.1	Appropriate confirmation from SACE that it has approved the amendments contemplated in this Agreement and that it designates this Agreement as a Finance Document.
3.2	Evidence that any process agent referred to in Clause 12.2 (Service of process), if not a Party, has accepted its appointment.
3.3	A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.
3.4	Such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or SACE) or any Lender or SACE (for itself) in order for the Agent and such Lender or SACE to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Relevant Documents.

Schedule 2

Form of Effective Date Certificate

Dear Sir / Madam,

Supplemental agreement dated _________________ 2025 in respect of hull no. [*] (the "Supplemental Agreement")

We, BNP PARIBAS, refer to the Supplemental Agreement and confirm that all conditions precedent referred to in clause 2 (Conditions Precedent) of such Supplemental Agreement have been satisfied and, accordingly, the "Effective Date" for the purposes of the Supplemental Agreement is ____________________ 2025.

Agent

Signed by ………………………………………………………………..

For and on behalf of BNP PARIBAS

Execution Pages

BORROWER

SIGNED by)

duly authorised)    /s/ Daniel S. Farkas

for and on behalf of)

LEONARDO SIX, LTD. )

GUARANTOR

SIGNED by)

duly authorised)    /s/ Daniel S. Farkas

for and on behalf of)

NCL CORPORATION LTD.)

SHAREHOLDER

SIGNED by   )

duly authorised   )    /s/ Daniel S. Farkas

for and on behalf of)

NCL INTERNATIONAL, LTD.)

HOLDING

SIGNED by   )

duly authorised   )    /s/ Daniel S. Farkas

for and on behalf of)

NORWEGIAN CRUISE LINE)

HOLDINGS LTD.)

CHARTERER

SIGNED by   )

duly authorised   )    /s/ Daniel S. Farkas

for and on behalf of)

NCL (BAHAMAS) LTD.)

AGENT

SIGNED by )         /s/ Nadia Tidjani

duly authorised )

for and on behalf of)

BNP PARIBAS )       /s/ Philippe Laude

SACE AGENT

SIGNED by )          /s/Sylvain Tissier

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE )        /s/ Rosine Serra-Joannides

AND INVESTMENT BANK)

SECURITY TRUSTEE

SIGNED by )

duly authorised )

for and on behalf of)        /s/ Daisuke Takekawa

HSBC CORPORATE TRUSTEE)

COMPANY (UK) LIMITED)